                                  EXHIBIT 99.2




                LETTER AGREEMENT DATED ON OR ABOUT APRIL 25, 2001


                     BETWEEN 4-D AND AIG PRIVATE BANK, LTD.

                                                                  EXHIBIT  99.2

                                       AIG
                                  Private Bank


4-D Neuroimaging, Inc.
Attn:  Mr. Scott Buchanan, CEO
9727 Pacific Heights Blvd.
San Diego,  CA  92121-3719
USA

Zurich,  April 25, 2001

CAPITAL INCREASE / COMMON STOCK PURCHASE AGREEMENT



Dear Mr. Buchanan,

We herewith confirm our outstandings regarding our current loan to 4-D Neuroimaging as per April 26, 2001, as follows:


Fixed advance, principal:                                  USD          11,951,000.00
accrued interest for the period
January 22, 2001 to April 26, 2001                         USD             280,224.39
current account outstandings as per April 26, 2001         USD              76,801.28

Total outstandings as per April 26, 2001:                  USD          12,308,025.67


We will subscribe for the amount of USD 8,951,000 equal to 42,623,810 shares at a price per share of USD 0.21 which will reduce the current outstanding as per April 26, 2001, to a total value of USD 3,357,025.67 of principal with no accrued interest outstanding.

We confirm that this loan has not been assigned to any third party.

If you have any further questions, please do not hesitate to contact Mrs. Esther Gauch.


Sincerely yours,
AIG Private Bank Ltd.


/S/  WERNER VONTOBEL                            /S/   ESTHER GAUCH
------------------------------                  -------------------------------
Werner Vontobel                                 Esther Gauch
Member of Executive Management                  Member of Management